EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Reg. Nos. 333-103432 and 333-149402) and Form S-8 (Reg. Nos. 333-129866, 333-124125, 333-43820, 333-65989 and 33-65998) of Avon Products, Inc. of our report dated February 25, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 25, 2010